EXHIBIT INDEX
EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:

Report of Independent Accountants
To the Board of Trustees and Shareholders of Phoenix Series Fund

In planning and performing our audits of the financial statements of Phoenix-Duff & Phelps Core Bond Fund, Phoenix-Engemann Aggressive Growth Fund, Phoenix-Engemann Capital Growth Fund, Phoenix-Goodwin High Yield Fund, Phoenix-Goodwin Money Market Fund and Phoenix-Oakhurst Balanced Fund (constituting the Phoenix Series Fund, hereinafter referred to as the "Fund") for the year ended October 31, 2000, we considered their internal controls, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2000.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 15, 2000




EXHIBIT B:
RESULTS OF SHAREHOLDER MEETING (Unaudited)

A special meeting of Shareholders of Phoenix Series Fund was held on May 16, 2000 to approve the following matters:

1. Approve a new Rule 12b-1 Distribution Plan for Class B
Shares

2. Approve a new Rule 12b-1 Distribution Plan for Class C
Shares

On the record date for this meeting, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

CLASS OF SHARES
           SHARES OUTSTANDING       PERCENTAGE PRESENT
                                    BY PROXY

Phoenix-Duff & Phelps Core Bond Fund Class B
              972,322               50.71%

Phoenix-Duff & Phelps Core Bond Fund Class C
              20,698                55.29%

Phoenix-Engemann Aggressive Growth Fund Class B
            1,696,992               50.39%

Phoenix-Engemann Capital Growth Fund Class B
           3,715,987                50.19%

Phoenix-Goodwin High Yield Fund Class B
           7,286,138                59.27%

Phoenix-Goodwin High Yield Fund Class C
            392,643                58.60%

Phoenix-Goodwin Money Market Fund Class B
          21,057,400              51.14%

Phoenix-Goodwin Money Market Fund Class C
         924,125                 77.94%

Phoenix-Oakhurst Balanced Fund Class B
       2,147,853                51.97%

NUMBER OF VOTES
        FOR         AGAINST       ABSTAIN

1. Approve a new Rule 12b-1 Distribution Plan for Class B Shares

Phoenix-Duff & Phelps Core Bond Fund Class B
      459,906      13,085         20,119

Phoenix-Engemann Aggressive Growth Fund Class B
      761,870      26,945          66,274

Phoenix-Engemann Capital Growth Fund Class B
     1,608,156    78,582          178,233

Phoenix-Goodwin High Yield Fund Class B
     3,871,429    142,987        304,089

Phoenix-Goodwin Money Market Fund Class B
     9,310,426    276,720      1,180,903

Phoenix-Oakhurst Balanced Fund Class B
      920,602     74,583       121,005


2. 	Approve a new Rule 12b-1 Distribution Plan for Class C
Shares

Phoenix-Duff & Phelps Core Bond Fund Class C
      11,443        0             0

Phoenix-Goodwin High Yield Fund Class C
      215,990     5,153         8,938

Phoenix-Goodwin Money Market Fund Class C
      720,235       0             0